                      LIMITED WAIVER AND AMENDMENT NO. 4


          This Limited Waiver and Amendment No. 4 (the "Agreement") is entered into as of April 12, 2001 by and among:

     Cybex International, Inc., a New York corporation, having a place of business at 10 Trotter Drive, Medway, Massachusetts 02053 (the "BORROWER");

     Cybex Financial Corp., Eagle Performance Systems, Inc., General Medical Equipment, Ltd., Lumex Bed Systems, Inc., Cybex Fitness Gerate Vertriebs GmBH, and Tectrix Fitness Equipment, Inc. (individually, a "GUARANTOR" and collectively, the "GUARANTORS");

     The Lenders party to the Credit Agreement (defined below) (hereinafter collectively, the "LENDERS")

     First Union National Bank, as Administrative Agent for the Lenders (hereinafter, in such capacity, the "ADMINISTRATIVE AGENT"), having a principal place of business at One First Union Center, 301 South College Street, TW-5, Charlotte, North Carolina 28288-0537;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                  WITNESSETH:

1. BACKGROUND. On May 21, 1998, the Administrative Agent, the Lenders, the Borrower and the Guarantors, among others, entered into a Credit Agreement, pursuant to which the Lenders established, subject to the terms therein contained, revolving credit, letter of credit and term loan facilities in favor of the Borrower. The Credit Agreement was thereafter modified pursuant to the terms of various amendments thereto (the Credit Agreement as so amended shall hereinafter be referred to as the "CREDIT AGREEMENT").

     The Borrower's Obligations to the Administrative Agent and the Lenders are secured by perfected (x) security interests in and to all of the Borrower's personal property, including, without limitation, all of the Borrower's accounts, chattel paper, inventory, equipment, fixtures, general intangibles, instruments, investment property, copyrights, trademarks, and patents, and (y) mortgage interests in certain of the Borrower's real estate, (all of the foregoing, collectively, the "COLLATERAL"). In addition, the Guarantors have unconditionally guarantied the payment and performance of the Borrower's Obligations (the "GUARANTIES") and to secure their respective guaranties have granted the Administrative Agent for the benefit of the Lenders perfected security interests in and to all of their personal property, including, without limitation, all of their accounts, chattel paper, inventory, equipment, fixtures, general intangibles, instruments, investment property, copyrights, trademarks, and patents (the "GUARANTORS'
    COLLATERAL").

    Various Events of Default have arisen under the Credit Agreement, and the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders waive such Events of Default and further amend the Credit Agreement, in each case on the terms set forth herein.

2.  DEFINITIONS.

    a. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

    b. "EXISTING DEFAULTS" means those Events of Defaults existing as of the date hereof and described on SCHEDULE 1 hereto.

    c. "LIMITED WAIVER PERIOD" means the period commencing on the date hereof and ending May 1, 2002.


3.  OUTSTANDING OBLIGATIONS.

    a. The Borrower and the Guarantors each acknowledge and agree that, as of April 12, 2001, they are jointly and severally obligated to the Lenders as follows:

                                REVOLVING LOANS

          Principal:                                   $13,500,000.00


                                   TERM LOAN

          Principal:                                   $16,750,000.00


    b. In addition, the Borrower and Guarantors each acknowledge and agree that they are jointly and severally obligated to the Issuing Lender and the Lenders on account of the IRB Letter of Credit and the other Letters of Credit listed on SCHEDULE 2 hereto, and any amounts due under the Reimbursement Agreements relating thereto.

    c. The Borrower and Guarantors each acknowledge and agree that they are jointly and severally obligated to the Administrative Agent, the Issuing Lender and the Lenders, as applicable, for Administrative Agent's Fees, Commitment Fees, Letter of Credit Fees, Issuing Lender Fees, interest, and costs and expenses, including, without limitation, attorneys' fees, appraisal fees, and commercial finance examination fees, all whether heretofore incurred, accrued or now due or hereafter incurred, accruing or becoming due. The Administrative Agent shall furnish the Borrower with an estimate of all such third party costs and expenses as soon as reasonably practicable.

    d. The Borrower and the Guarantors each further acknowledge and agree that they do not have any offsets, defenses, or counterclaims against the Administrative Agent, the Issuing Lender, or the Lenders with respect to the Credit Agreement, the Guaranties, any other Credit Documents, or otherwise. To the extent that any such offsets, defenses or counterclaims may exist, the Borrower and each Guarantor hereby WAIVES and RELEASES the Administrative Agent, the Issuing Lender, the Lenders and their respective officers, representatives, counsel, trustees, and directors from any and all actions, causes of action, claims, demands, damages, and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected. The Borrower and each Guarantor shall execute and deliver to the Administrative Agent, the Issuing Lender and each Lender such releases as the Administrative Agent, the Issuing Lender or any Lender may request to confirm the foregoing.

    e. The Borrower and each Guarantor hereby ratifies and confirms that the Obligations (as modified hereby) are, and will continue to be, secured by the Collateral and the Guarantor Collateral.

4. LIMITED WAIVER. The Administrative Agent and the Lenders hereby waive the Existing Defaults during the Limited Waiver Period only. The waiver provided herein is a one-time waiver of the Existing Defaults and is not a continuing waiver or a waiver of any other provisions of the Credit Agreement and other Credit Documents. Nothing contained herein shall (a) obligate the Administrative Agent or the Lenders to extend the limited waiver provided herein beyond the Limited Waiver Period (in that regard, upon the expiration of the Limited Waiver Period, the Existing Defaults will be immediately reinstated and the Administrative Agent and the Lenders may exercise any or all of their rights and remedies on account thereof), or (b) limit any other rights of the Administrative Agent, the Issuing Lender, or the Lenders during the Limited Waiver Period upon the occurrence of any other Event of Default (the Administrative Agent, the Issuing Lender and the Lenders reserving the right to take such action, at such times, on account thereof as they deem appropriate).

5. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

    a. Amendments to Section 1. The provisions of Section 1 of the Credit Agreement are hereby amended as follows:

    i. Applicable Commitment Fee Percentage. The definition of "Applicable Commitment Fee Percentage" is hereby deleted in its entirety and the following substituted in its stead:

                    "Applicable Commitment Fee Percentage" means one-half of one percent (0.50%) per annum.

    ii. Applicable Interest Rate Percentage.   The definition of "Applicable
        Interest Rate Percentage" is hereby deleted in its entirety and the following substituted in its stead:

        "Applicable Interest Rate Percentage" means the following percentages for the Loans:


        Nature of Loan                                  Applicable Interest Rate       Applicable
                                                           Percentage Through         Interest Rate
                                                           September 30, 2001        Percentage From
                                                                                    and After October
                                                                                        1, 2001
        ---------------------------------------------------------------------------------------------

        Revolving Loans (excluding Overadvance)                 1.00%                3.00%
        ---------------------------------------------------------------------------------------------
        Overadvance Portion of Revolving Loans                  2.00%                3.00%
        ---------------------------------------------------------------------------------------------
        Term Loan                                               1.50%                3.00%
        ---------------------------------------------------------------------------------------------

        For purposes of calculating the Applicable Interest Rate Percentage of the Revolving Loans, the Overadvance shall be deemed to be the first amounts advanced and the last amounts repaid.

iii. Authorized Signatory. The definition of "Authorized Signatory" is hereby amended by deleting the names "William S. Hurley" and "Peter Haines" and substituting the names "Paul Horgan" and John Aglialoro" respectively in their stead.

iv. EBITDA. The definition of "EBITDA" is hereby deleted in its entirety and the following substituted in its stead:

                    "EBITDA": of any Person for any period, net income for such period, plus (i) Interest Expense to the extent deducted in determining such net income, plus (ii) depreciation, amortization and all other non-cash charges deducted in determining such net income, all determined in accordance with GAAP consistently applied, plus (iii) Restructuring Costs, minus
                    (iv) extraordinary non-cash income (including, for the purposes hereof, gain from the sale of assets in the ordinary course of business, such as obsolete equipment), plus (v) income taxes to the extent deducted to determine net income, plus (vi) non-cash purchase accounting adjustments and losses from the sale of assets in the ordinary course of business, such as obsolete equipment).

v. Excess Cash Flow. The definition of "Excess Cash Flow" is hereby deleted in its entirety and the following substituted in its stead:

                    "Excess Cash Flow": with respect to any fiscal quarter of the Borrower and Subsidiaries on a consolidated basis, an amount equal to (i) Consolidated EBITDA for such period, minus (ii) Consolidated Capital Expenditures for such period, minus (iii) Consolidated Interest Expense for such period, minus (iv) taxes actually paid during such period, minus (v) principal payments on Consolidated Total Funded Debt (other than voluntary or mandatory prepayments) minus
                    (vi) any increase in net working capital, minus (vii) any earn-out payments paid to the Seller pursuant to Section 2(a) of the Purchase Agreement, minus (viii) Restructuring Costs..

vi. Interest Payment Date. The definition of "Interest Payment Date" is hereby amended by deleting clause (a) thereof and substituting the following in its stead:

                    (a) as to any Base Rate Loan, the last Business Day of each calendar month to occur while such Loan is outstanding.

vii. Leverage Ratio. The definition of "Leverage Ratio" is hereby deleted in its entirety and the following substituted in its stead:

                    "Leverage Ratio": as of the last day of any fiscal quarter, the ratio (x) of Consolidated Total Funded Debt as of the last day of such fiscal quarter to (y) pro forma Consolidated EBITDA for the subject fiscal year determined by annualizing the actual Consolidated EBITDA of the subject fiscal year to date.

viii. Net Sales Proceeds. The definition of "Net Sales Proceeds" is hereby deleted in its entirety and the following substituted in its stead:

                    "Net Sales Proceeds": the gross cash proceeds (including cash by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from the sale, lease, conveyance, disposition or other transfer of assets or from a Recovery Event, net of (i) reasonable transaction costs payable to third parties, and (ii) Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement and the other Credit Documents) which is secured by first priority Liens on the assets which are the subject of such event to the extent such Indebtedness is paid with a portion of the proceeds therefrom.

ix. Termination Date. The definition of "Termination Date" is hereby deleted in its entirety and the following substituted in its stead:

                    "Termination Date": The earlier of (a) May 1, 2002, or (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Agreement.

x.  New Definitions: The following new definitions are hereby inserted into
    Section 1 of the Credit Agreement in appropriate alphabetical order:

    (1) "Accounts": "Accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance): for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; for services rendered or to be rendered; arising out of the use of a credit or charge card or information contained on or used with that card; and also all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

    (2) "Borrowing Base": As of any date of determination, an amount equal to the sum of (a) fifty percent (50%) (or such lesser percentage as the Administrative Agent may establish from time to time to reflect its review of the results of any commercial finance examination and other factors as it deems appropriate which in the judgment of the Administrative Agent indicates a deterioration of the Borrower's financial condition or Inventory) of the lesser of cost or market value (determined in accordance with GAAP) of the Borrower's Eligible Inventory, minus such reserves as the Administrative Agent may reasonably establish, plus (b) seventy-five percent (75%) (or such lesser percentage as the Administrative Agent may establish from time to time to reflect its review of the results of any commercial finance examination and other factors as it deems appropriate which in the judgment of the Administrative

         Agent indicates a deterioration of the Borrower's financial condition or Accounts) of the face amount of the Borrower's Eligible Accounts, plus (c) the Overadvance, plus (d) the Temporary A/R O/A.

(3) "Eligible Accounts": Those of the Borrower's Accounts in which the Administrative Agent and the Lenders have a valid and perfected first priority security interest and which the Administrative Agent deems eligible for borrowing, but excluding, without limitation, each of the following Accounts:

                         (a) Any Account which has been outstanding for more
                    than ninety (90) days from its invoice date.

                         (b) Any Account which is owed by any account debtor if
                    twenty-five percent (25%) or more of the Accounts due from such account debtor exceed the limitations on eligibility described in Subparagraph (a), above.

                         (c) Any Account to the extent that the subject account
                    debtor claims any offset or contra or is otherwise disputed.

                         (d) Any Account as to which the principal place of
                    business of the subject account debtor is not within the United States of America unless such Account is supported by a letter of credit from a financial institution and otherwise on terms acceptable to the Administrative Agent..

                         (e) Any Account which arises out of any sale made on a
                    basis other than upon terms usual to the business of the Borrower.

                         (f) Any Account which is owed by any Subsidiary or
                    other Affiliate of the Borrower.

                         (g) Any Account as to which the account debtor has
                    filed a petition for relief under the Bankruptcy Code or made an assignment for the benefit of creditors; or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor; or if the account debtor has failed, suspended its business operations, become insolvent, or suffered a receiver or trustee to be appointed for any of its assets or affairs; or if the account debtor is generally not paying its debts as they become due.

                         (h) Any Account which is on a bill-and-hold, sale and
                    return, sale on approval, consignment, or any other repurchase or return basis.

                         (i) Any Account as to which the Administrative Agent
                    believes the collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay.

                         (j) Any Account as to which the account debtor is the
                    United States of America or any department, agency, or instrumentality thereof.

(4) "Eligible Inventory": Such of the Borrower's inventory (other than packaging, advertising, shipping materials, supplies, and work-in-process) in which the Administrative Agent and the Lenders have a valid and perfected first priority security interest, which is not obsolete or unmerchantable, and which the Administrative Agent from time to time deems eligible for borrowing in its reasonable discretion.

(5) "Inventory": "Inventory" as defined in the UCC and also all: (a) goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; and (b) packaging, advertising, and shipping materials related to any of the foregoing.

(6) "Overadvance": Subject to reduction as required under Section 2.7(b)(ii) hereof, the following amounts for the periods indicated:


Period                                                   Overadvance
-------------------------------------------------------------------------
Through December 30, 2001                                   $6,578,081.00
-------------------------------------------------------------------------
December 31, 2001 through March 30, 2002                    $5,578,081.00
-------------------------------------------------------------------------
March 31, 2002 through April 30, 2002                       $4,578,081.00
-------------------------------------------------------------------------
From and after May 1, 2002                                  $           0
-------------------------------------------------------------------------

(7) "Restructuring Costs": Costs and expenses incurred by the Borrower in connection with or pursuant to Limited Waiver and Amendment No. 4 for amendment fees, appraisal fees, consultant fees, commercial finance examination fees, and attorney's fees.

(8) "Temporary A/R O/A": At any time of calculation, an amount equal to the lesser of (a) $2,000,000.00 or (b) (i) the difference between (A) $8,600,000.00 and (B) the "Advances against Eligible Accounts" reflected on Line 5 of the Borrowing Base Certificate minus (ii) any increase after March 31, 2001 in the "Advances against Eligible Accounts" reflected on Line 5 of the Borrowing Base Certificate, provided that any reduction in the Temporary A/R O/A from that existing as of March 31, 2001 by virtue of an increase after March 31, 2001 in the "Advances against Eligible Accounts" shall be a permanent reduction and the Temporary A/R O/A shall not thereafter be increased.

(9) "UCC": The Uniform Commercial Code in effect from time to time under the laws of the State of New Jersey.

b.  Amendments to Section 2.    The provisions of Section 2 of the Credit
    Agreement are hereby amended as follows:

i. The provisions of Section 2.1(a) are hereby deleted in their entirety and the following substituted in their stead:

               (a) Commencing April 24, 2001 and thereafter during the remainder of the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Committed Amount, and (ii)with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations shall not exceed the lesser of (x) $20,125,530.00 (as such aggregate maximum amount may be reduced from time to time as provided herein, the "Revolving Committed Amount"), or (y) the Borrowing Base. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

ii. The provisions of Section 2.1(c) are hereby amended by adding the following additional sentences at the beginning thereof :

                    The principal balance of the Revolving Loans shall be repaid on April 12, 2001 by an amount equal to the Borrower's then cash and cash equivalents. The amounts so repaid may, subject to the terms hereof, be reborrowed. Thereafter, commencing April 24, 2001, the Borrower shall cause all amounts deposited in the accounts described in Section 5.20 hereof (other than no more than $50,000.00 which may remain in the deposit account established with any institution which has executed and delivered a blocked account agreement with the Administrative Agent pursuant to said Section 5.20) to be transferred daily to such account as the Administrative Agent may direct for application to the then outstanding Revolving Loans; any amounts so applied to the Revolving Loans may, subject to the other terms of this Agreement, be reborrowed.

iii. Elimination of LIBOR Rate Loans. The Credit Agreement is hereby amended to provide that from and after the date hereof, the Borrower shall not be entitled to elect to have any portion of the Loans bear interest by reference to the LIBOR Rate. Rather all Loans shall be Base Rate Loans. Any existing LIBOR Rate Loans shall immediately convert to Base Rate Loans and the Borrower shall pay `breakage costs", in accordance with the provisions of Section 2.15 of the Credit Agreement, for any Loans which are converted to Base Rate Loans on a day other than the last day of an Interest Period.

iv. The provisions of Section 2.2(b) with respect to periods after March 31, 2001 are hereby deleted in their entirety and the following substituted in their stead:


      -----------------------------------------------------------------------------------------
      Payment Date                                                    Principal Payment
      -----------------------------------------------------------------------------------------


      April 30, 2001 and the last day of each month              $416,667.00
      thereafter until the Termination Date

      Termination Date                                         Entire Outstanding Balance
      -----------------------------------------------------------------------------------------

v.    The provisions of Section 2.3(a) are hereby amended

(1) by deleting clause (i) of the proviso and substituting the following in its stead:

                    (i) the aggregate amount of LOC Obligations shall not exceed $5,625,530.06 (the "LOC Committed Amount")

             (2)    by deleting clause (ii)

of the proviso and substituting the following in its stead:

                    (ii) the sum of the aggregate amount of Revolving Loans plus LOC Obligations shall not at any time exceed the lesser of the Revolving Committed Amount or the Borrowing Base then in effect;

vi. The provisions of Section 2.6(b) are hereby deleted in their entirety and the following substituted in their stead:

                    (b) Upon the occurrence of an Event of Default, at the election of the Lenders, all Obligations shall bear interest at a rate per annum which is two percent (2%) in excess of the rate which otherwise would be applicable thereto (as well as after and before judgment).

vii. The provisions of Section 2.7(a) are hereby amended by deleting the proviso in the first sentence thereto and substituting the following in its stead:

                    provided that after giving effect to any such voluntary reduction, the sum of the Revolving Loans and LOC Obligations then outstanding shall not exceed the lesser of the Aggregate Revolving Committed Amount, as reduced or the Borrowing Base then in effect.

viii. The provisions of Section 2.7(b)(i) are hereby deleted in their entirety and the following substituted in their stead:

                    (i) Net Sales Proceeds. The Borrower shall make a prepayment of the Loans in an amount equal to 100% of the Net Sales Proceeds from Asset Dispositions. Any such required prepayment of Net Sales Proceeds shall be made on the date of receipt thereof by the Borrower and shall be applied, first, to the outstanding principal balance on the Term Loan (in inverse order of maturity) and second, to the outstanding principal balance of the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations.

ix. The provisions of Section 2.7(b)(ii) are hereby deleted in their entirety and the following substituted in their stead:

                    (ii) Excess Cash Flow. On the date 60 days after the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2001, the Borrower shall make a prepayment of the Loans in an amount equal to one hundred percent (100%) of Excess Cash Flow in excess of $250,000.00 for the immediately preceding fiscal quarter. Any such prepayment of Excess Cash Flow shall be applied FIRST to the Overadvance in permanent reduction thereof, and SECOND, after the Overadvance has been repaid in full to the outstanding principal balance of the Term Loan (in inverse order of maturity).

x. The provisions of Section 2.7(b)(iii) are hereby deleted in their entirety and the following substituted in their stead:

                    (iii) Debt Issuance; Equity Transaction. Immediately upon receipt by the Borrower of net cash proceeds from any Debt Issuance (other than any Debt Issuance relating to Indebtedness permitted by Section 6.1) or Equity Transaction (other than any Equity Transaction relating to the exercise of employee stock options in the ordinary course of business), the Borrower shall make a prepayment of the Loans in an amount equal to one hundred percent (100%) of such proceeds. Any such prepayments shall be applied, first, to the outstanding principal balance on the Term Loan (in inverse order of maturity) and second, to the outstanding principal balance of the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations.

xi. The first sentence of Section 2.7(b)(iv) are hereby deleted in their entirety and the following substituted in their stead:

                    If, at any time, the aggregate amount of Revolving Loans and LOC Obligations then outstanding shall exceed the lesser of the Aggregate Revolving Committed Amount, as reduced from time to time or the Borrowing Base then in effect, the Borrower shall immediately make payment on the Revolving Loans in an amount sufficient to eliminate the excess and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

xii.  Section 2.7(b) is hereby amended by adding the following new subsection:

                    (v) The aggregate Revolving Committed Amount shall be reduced by the following amounts at the following times:


Date                                                                     Reduction
----------------------------------------------------------------------------------------
December 31, 2001                                                          $1,000,000.00
----------------------------------------------------------------------------------------
March 31, 2002                                                             $1,000,000.00
----------------------------------------------------------------------------------------
April 30, 2002                                                             $1,000,000.00
----------------------------------------------------------------------------------------


xiii.  The provisions of Section 2.8(a) are hereby amended

       (1) by deleting the word "quarter" wherever it appears in the first sentence and substituting the word "month" in its stead.

       (b) by deleting the last sentence in its entirety and substituting the following therefor:

                         The Commitment Fee shall be payable monthly in arrears on the last Business Day of each month and on the Termination Date.

xiv. The provisions of Section 2.8(b) are hereby deleted in their entirety and the following substituted in their stead:

                    (b) Letter of Credit Fee. In consideration of the LOC Commitments, the Borrower agrees to pay to the Agent (for the ratable benefit of the Lenders) a fee (the "Letter of Credit Fee") equal to three and one-half percent (3.50%) per annum calculated on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration thereof. The Agent shall promptly pay to the Lenders their pro rata portion of the Letter of Credit Fee. The Letter of Credit Fee shall be payable monthly in arrears on the last Business Day of each month and on the Termination Date.

xv. The provisions of Section 2.8(c) are hereby amended by deleting the second sentence thereof in its entirety and substituting the following in its stead:

                    The fronting fee shall be payable monthly in arrears on the last Business Day of each month and on the Termination Date.

xvi. The provisions of Section 2.8 are hereby amended by adding the following new subsection:

                    (d) Amendment Fees. On or before April 12, 2001, in consideration of the Lenders' entering into the Limited Waiver and Amendment of that date, the Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders an amendment fee in the sum of $90,000.00. The amendment fee is fully earned and is not subject to refund or rebate under any circumstances. In addition, on October 1, 2001, unless all Obligations have been repaid in full, all LOC Obligations cash collateralized to the satisfaction of the Administrative Agent, and all Commitments of the Lenders terminated, the Borrower shall pay a supplemental amendment fee to the Administrative Agent for the ratable benefit of the Lenders in an amount equal to two percent (2.00%) of the sum of the Aggregate Revolving Committed Amount and the principal balance of the Term Loan immediately, in each case determined after giving effect to the Limited Waiver and Amendment No. 4, provided that if the Lenders shall have received a prepayment of the Term Loan in the principal amount of at least $10,000,000.00 (in addition to regularly scheduled installments) prior to October 1, 2001, the supplemental amendment fee shall be in an amount equal to two percent (2.00%) of the sum of the Aggregate Revolving Committed Amount and the principal balance of the Term Loan, in each case as in effect on October 1, 2001. The supplemental amendment fee is also fully earned and shall not be subject to refund or rebate under any circumstances except as provided in the preceding sentence.

c. Amendments to Section 5. The provisions of Section 5 of the Credit Agreement are hereby amended as follows:

    i. The provisions of Section 5.1(c) are hereby deleted in their entirety and the following substituted in their stead:

                    (c) Annual Budget Plan. As soon as available, but in any event no more than 30 days prior to the end of each fiscal year, a copy of the detailed annual budget or plan for the next fiscal year set out by fiscal month, in form and detail reasonably acceptable to the Administrative Agent and the Majority Lenders, together with a summary of the material assumptions made in the preparation of the budget or plan;

ii. The provisions of Section 5.1 are hereby amended by adding the following new subparagraphs:


                    (d) Monthly Statements. On or before the 15th day of each month, (i) a balance sheet, income statement, and cash flow statement for the immediately preceding month, prepared on a consolidated basis, each of which shall include a comparison of the actual results to the Borrower's budgeted projections, and (ii) an accounts receivable aging and inventory report.

                    (e) Weekly Projections. On or before Wednesday of each week, a rolling weekly cash flow projection, prepared on a consolidated basis, for the subsequent thirteen week period.

                    (f) Borrowing Base Certificates. On or before Wednesday of each week, a Borrowing Base Certificate satisfactory in form and substance to the Administrative Agent as of the end of the immediately preceding week.

iii. The provisions of Section 5.1 are hereby amended by adding the following at the end thereof:

                    All financial information furnished pursuant to this Section
                    5.1 or otherwise under this Agreement shall be certified by an Authorized Signatory as being true, accurate, and complete.

iv. The provisions of Section 5.2(b) are hereby amended be adding the words "and 5.1(d)" after the words "and 5.1(b)" in the second line thereof.

v. The provisions of Section 5.6 are hereby amended by deleting the words "(at the Borrower's expense after the occurrence of a Default of Event of Default)" in the fourth and fifth lines thereof and substituting the words "(at the Borrower's expense whether or not a Default of Event of Default has occurred)" in their stead. The Administrative Agent shall furnish the Borrower with an estimate of all such costs and expenses as soon as reasonably practicable prior to the incurrence thereof.

vi. The provisions of Section 5.8 are hereby amended by adding the following new subparagraph:

                    (d) Permit the Administrative Agent and the Lenders to undertake environmental site assessments of the Borrower's properties (at the

                    Borrower's expense whether or not a Default of Event of Default has occurred) at such times, with such frequency and, by Persons acceptable to the Administrative Agent and the Lenders; and to reasonably cooperate with, and furnish assistance to such Persons performing such site assessments.

vii. The provisions of Section 5.9 are hereby deleted in their entirety for all periods from and after December 31, 2000 and the following substituted in their stead:

               (a) Leverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter shown, a Leverage Ratio of not greater than:


Period                                                       Ratio
-----------------------------------------------------------------------

March 31, 2001                                                 4.75:1.0
-----------------------------------------------------------------------
June 30, 2001                                                  4.50:1.0
-----------------------------------------------------------------------
September 30, 2001                                             4.25:1.0
-----------------------------------------------------------------------
December 31, 2001                                              2.50:1.0
-----------------------------------------------------------------------

               The required Leverage Ratios for quarters ending after December 31, 2001 shall be established by the Administrative Agent based upon the annual budget to be furnished pursuant to Section 5.1(c) hereof.

               (b) Consolidated EBITDA. The Borrower will achieve Consolidated EBITDA, calculated on a cumulative basis, of at least the following amounts for the periods indicated:


Period                                             Minimum Cumulative
                                                  Consolidated EBITDA
------------------------------------------------------------------------
Quarter ending March 31, 2001                                $ 2,200,000
------------------------------------------------------------------------
Two quarters ending June 30, 2001                            $ 4,075,000
------------------------------------------------------------------------
Three quarters ending September 30, 2001                     $ 6,165,000
------------------------------------------------------------------------
Four quarters ending December 31, 2001                       $13,020,000
------------------------------------------------------------------------
Five quarters ending March 31, 2002                          $15,000,000
------------------------------------------------------------------------

               (c) Capital Expenditures. The Borrower and its Subsidiaries shall not make Capital Expenditures, calculated on a cumulative basis, in excess of the following amounts for the periods indicated:



Period                                             Maximum Cumulative
                                                  Capital Expenditures
------------------------------------------------------------------------

Quarter ending March 31, 2001                                 $  250,000
------------------------------------------------------------------------

Two quarters ending June 30, 2001                             $  750,000
------------------------------------------------------------------------

Three quarters ending September 30, 2001                      $1,250,000
------------------------------------------------------------------------
Four quarters ending December 31, 2001                        $2,500,000
------------------------------------------------------------------------
Five quarters ending March 31, 2002                           $3,000,000
------------------------------------------------------------------------

viii. The provisions of Section 5.13 are hereby amended by deleting the words "(except with respect to the Medway Facility)" in the last sentence thereof.

ix. The provisions of Section 5.15 are hereby amended by adding the following at the end thereof:

               Without limiting the foregoing, on or before April 23, 2001, the Borrower and the Guarantors shall (a) deliver, or cause to be delivered, to the Administrative Agent such landlord's and warehouseman's waivers as the Administrative Agent may request, and (b) cause to be filed appropriate UCC financing statements at all locations where goods of the Borrower and/or Guarantors are on consignment. The Borrower warrants and represents that all locations of the Borrower and Guarantors or where any property of the Borrower or Guarantors is located are set forth on Exhibit A to the Limited Waiver and Amendment No. 4.

x. The provisions of Section 5 are hereby amended by adding the following new sections:

                    5.18   ENGAGEMENT OF CONSULTANTS.

                    (a) On or before April 12, 2001, engage a business consultant reasonably acceptable to the Lenders to provide financial and business assistance to the Borrower and Guarantors (including, without limitation to review, and assist the Borrower in the preparation of, its business plan). The Borrower shall furnish the Administrative Agent with a copy of the engagement letter with such Person and the terms and scope of employment of such Person shall be reasonably acceptable to the Lenders. Without limiting the foregoing, the engagement shall authorize the manager or consultant to communicate directly with the Lenders and to furnish the Lenders with such information as they may reasonably request.

                    (b) Without limiting the provisions of Sections 5.6, 5.18(a), and 9.5 of the Credit Agreement, the Administrative Agent and the Lenders may engage a consultant (at the Borrower's expense whether or not a Default of Event of Default has occurred) to assist the Administrative Agent and the Lenders in the review of the Borrower's and the Guarantors' business plan, projections, results of operations and such other matters as the Administrative Agent and the Lenders may require. The Borrower shall, and shall cause the Guarantors to, reasonably cooperate with any such consultant.

                    5.19     APPRAISALS.

                    Permit the Administrative Agent and the Lenders to undertake appraisals of the Borrower's properties (at the Borrower's expense whether or not a Default or Event of Default has occurred), at such times, with such frequency and, by Persons acceptable to the Administrative Agent and the Lenders; and to reasonably cooperate with, and furnish assistance to such Persons performing such appraisals.

                    5.20   CASH MANAGEMENT

                    Maintain all deposit accounts of the Borrower and the Guarantors solely with a Lender or with a financial institution which has executed and delivered to the Administrative Agent a blocked account agreement the terms of which are satisfactory to the Administrative Agent (such blocked account agreement to permit an amount not to exceed $50,000.00 to be maintained in each such blocked account); and deposit, or cause to be deposited, all cash receipts solely into an account maintained in accordance with the provisions of this Section; provided that an Event of Default shall not be deemed to have arisen hereunder by virtue of the Borrower's and the Guarantors' failure to have complied with the foregoing requirements if, (x) by April 30, 2001, the Borrower and the Guarantors shall have either closed all deposit accounts not maintained with a Lender and/or delivered such blocked account agreements to the Administrative Agent, and (y) pending the satisfaction of the provisions of clause (x), the amounts maintained in each deposit account not maintained with a Lender do not exceed $50,000.00 at any time. Notwithstanding the foregoing, the Borrower may maintain a payroll account (specifically so designated and to be used for no other purpose) for its Owatonna, Minnesota facility and may maintain a balance therein for the then current payroll expense.

d. Amendments to Section 6. The provisions of Section 6 of the Credit Agreement are hereby amended as follows:

     i. The provisions of Section 6.1 of the Credit Agreement are hereby amended:

         (1) to add the words "except that no such Indebtedness may be incurred from April 12, 2001 through the Termination Date" at the end of clauses (g) and (h) thereof.

         (2) to delete the provisions of clause (d) thereof and substitute the following in its stead:

                    (d) Capital Leases for the financing of equipment which, together with other Capital Expenditures made or incurred, do not result in a breach of the provisions of Section 5.9(c) hereof.

     ii. The provisions of Section 6.2 of the Credit Agreement are hereby amended to add the words "provided that no Permitted Liens pursuant to clauses (iii) or (x) of the definition of Permitted Liens may be granted or arise from April 12, 2001 through the Termination Date" at the end thereof.

     iii. The provisions of Section 6.5(a) of the Credit Agreement are hereby amended to add the words "provided that no transaction described in clauses (a)(ii) or (a) (iv) may be consummated or agreed to from April 12, 2001 through the Termination Date" immediately prior to the last sentence of Section 6.5(a).

     iv. The provisions of Section 6.5(b) of the Credit Agreement are hereby amended to add the words "provided that no transaction described in clauses (b)(iii) or (b)(v) may be consummated or agreed to from April 12, 2001 through the Termination Date" at the end of said Section 6.5(b).

     v. The provisions of Section 6.11 are hereby amended by deleting clause (iii) in its entirety.

e.   Miscellaneous Amendments.

     i. The provisions of Section 8.9 are hereby amended to delete (A) the words "which successor agent shall be approved by the Borrower" in the fifth and sixth lines thereof, and (B) the words "with the approval of the Borrower" in the eighth line thereof.

     ii. The provisions of Section 9.2 are hereby amended to modify the Person to whom notices are to be furnished at the Administrative Agent to read:

                    Attn:   Ron Ferguson
                    Telecopier:(704) 383-6249
                    Telephone: (704) 374-4560

     iii. The provisions of Section 9.5 are hereby amended to delete the words "in an amount not to exceed $40,000" at the end of subparagraph (a) thereof.

      iv. The provisions of Section 9.6(c) are hereby amended to delete the words "and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower" in the third fourth lines thereof.

       v. Schedule 2.1(a) is hereby deleted in its entirety and a new
          Schedule 2.1(a) reflecting the reduced Commitments of the Lenders shall be substituted in its stead.

6. CONDITIONS TO EFFECTIVENESS. This Limited Waiver and Amendment No. 4shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent and the Lenders:

a. This Limited Waiver and Amendment No. 4 shall have been duly executed and delivered by the respective parties hereto and shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders.

b. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Limited Waiver and Amendment No. 4 shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent and the Lenders shall have been provided to the Administrative Agent and each of the Lenders.

c. The Borrower shall have paid to the Administrative Agent and Lenders all expenses (including reasonable attorneys fees, appraisal fees, environmental site assessment fees, and commercial finance examination fees) and other amounts then due and owing pursuant to this Limited Waiver and Amendment No. 4 and the Credit Documents for which invoices have been presented as of the date of execution hereof.

d. The Administrative Agent shall have received, and there shall have been filed and recorded, a mortgage or deed of trust on the Borrower's real property in Owatonna, Minnesota granting a first priority Lien thereon to secure the Obligations, in form and substance satisfactory to the Administrative Agent.

e. Except for the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

f. The Borrower and the Guarantors shall have provided such additional instruments and documents to the Administrative Agent and the Lenders as the Administrative Agent and the Administrative Agent's counsel may have reasonably requested.

7.  GENERAL.

a. This Limited Waiver and Amendment No. 4 shall be binding upon the Borrower and the Guarantors and their respective successors and assigns and shall enure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns.

b. Any determination that any provision of this Limited Waiver and Amendment No. 4 or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Limited Waiver and Amendment No. 4.

c. No delay or omission by the Administrative Agent or any Lender in exercising or enforcing any of its rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent or any Lender of any of its rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

d. This Limited Waiver and Amendment No. 4 and all other documents, instruments, and agreements executed in connection herewith incorporate all discussions and negotiations among the Borrower, the Guarantors, the Administrative Agent and the Lenders, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Limited Waiver and Amendment No. 4 or of any provision of any other agreement between the Borrower, the Guarantors, the Administrative Agent or any Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver.

e. Except as modified hereby, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect and the Borrower and Guarantors shall continue to comply therewith.

f. This Limited Waiver and Amendment No. 4 shall be deemed to constitute a "Credit Document" for all purposes under the Credit Agreement.

g. The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Lenders, in entering into this Limited Waiver and Amendment No. 4, are relying thereon. THE BORROWER AND EACH GUARANTOR, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE BORROWER OR ANY SUCH GUARANTOR TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER, ANY GUARANTOR OR ANY SUCH PERSON AND THE ADMINISTRATIVE AGENT OR ANY LENDER.

h. The Borrower and each Guarantor shall execute such instruments and documents as the Administrative Agent and the Lenders may from time to time request in connection with the Credit Agreement and the other Credit Documents, this Agreement and the arrangements contemplated hereby.

  It is intended that this Agreement take effect as a sealed instrument.

                              CYBEX INTERNATIONAL, INC.

                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------


                              EAGLE PERFORMANCE SYSTEMS, INC.


                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------


                              GENERAL MEDICAL EQUIPMENT, LTD.


                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------


                              LUMEX BED SYSTEMS, INC.


                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------

                              CYBEX FITNESS GERATE VERTRIEBS, GMBH


                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------



                              TECTRIX FITNESS EQUIPMENT, INC.


                              By          s/ John Aglialoro
                                     ---------------------------

                              Print Name:  John Aglialoro
                                          --------------------------

                              Title:      Chairman
                                     ---------------------------------


AGREED AND ACCEPTED BY

FIRST UNION NATIONAL BANK

By:    s/ Ron R. Ferguson
       ------------------

Print Name:   Ron R. Ferguson
            -----------------

Title:  Senior Vice President
       ----------------------

FLEET NATIONAL BANK

By:   s/ Kevin M. Behan
      ------------------------

Print Name:   Kevin M. Behan
             ---------------

Title: Vice President
       -----------------

FIRST UNION NATIONAL BANK, AS ADMINISTRATIVE AGENT

By:   s/  Ron R. Ferguson
    ---------------------

Print Name:    Ron R. Ferguson
             --------------------

Title:  Senior Vice President
        ---------------------

                                   SCHEDULE 1

                           Existing Events of Default


Failure to comply with Sections 5.9(a), 5.9(b), and 5.9(c) of the Credit Agreement as of December 31, 2000.

                                   SCHEDULE 2

                           Existing Letters of Credit


Letter of Credit in the amount of $2,772,106.00

Letter of Credit in the amount of $2,553,424.06